Primary PCI in STEMI with sirolimus eluting FANTOM bioresorbable vascular scaffold first guided with optical coherence tomography– acute results from a FANTOM STEMI pilot study.

Authors: Lukasz Koltowski[1], Mariusz Tomaniak[1], Jakub Maksym[1], Martyna Zaleska[1], Zenon Huczek[1], Arkadiusz Pietrasik[1],dam Rdzanek[1], Tomasz Mazurek[1], Ewa Pędzich-Placha[1], Grzegorz Opolski[1], Janusz Kochman[1] 1st Department of Cardiology, Medical University of Warsaw Poland

Background.

There is paucity of data on acute performance of a **second generation bioresorbable scaffold** (BRS), in ST segment elevation myocardial infarction (STEMI) patients undergoing primary percutaneous coronary intervention (PCI). Clinical and imaging results of PCI with first generation BRS differ between stable coronary artery disease and STEMI.

Aim & methods.

- In this study we evaluated the safety and acute performance of the Fantom (REVA Medical, CA, USA) BRS in the acute setting of myocardial infarction with unstable lesions and thrombogenic milieu.



FANTOM BRS

- Thin strut profile (125 µm)
- Stable for room temperature shipping and storage
- Novel Tyrocore polymer:
  - X-ray visible for treatment accuracy
  - High tensile strength 100-110 MPa
  - Improved biocompatibility
  - 120-200% elongation (single-step inflation, higher expansion range)





FANTOM STEMI

- First study evaluating Fantom BRS in STEMI patient
- Prospective, observational study of optical coherence tomography guided primary PCI:
  - The scaffold sizing
  - Positioning
  - Optimization
- Dual antiplatelet therapy was administered for 12 months post scaffold implantation



Results

Patient Clinical Characteristics	All patients (n=9)
Age (years)	59.4±8.9
Gender (female)	64%
Weight (kg)	83.4±21.7
History of CAD	44%
Prior PCI/CABG/MI	0%
Hypertension	67%
Hyperlipidemia	33%
Diabetes	11%
Chronic heart failure	11%
History of smoking	66%

Clinical presentation	
STEMI	
anterior	33%
lateral	11%
inferior	55%
LV EF (%)	50±8.9
Target vessel:	
LAD	33%
Dg	11%
LCx	0%
RCA	66%

Procedural characteristics	
ASA	100%
Ticagrelor	77%
Clopidogrel	22%
UFH	100%
Thrombectomy	22%
Pre-dilatation	100%
Pre-dilatation pressure	12 atm.
Post-dilatation	89%
Post-dilatation pressure	18 atm.
Scaffold diameter	3.0 mm
Scaffold length	24 mm

OCT | Baseline characteristics	
OCT guidance	89%
Lumen area, mean (mm²)	4.1±0.9
Lumen diameter, mean (mm)	2.6±0.3
Lipid arc, mean (degree)	141±46
Calcium arc (degree)	33°
Calcium arc >180°	0%

Angiographic characteristics	
Baseline	
Proximal RVD, mean (mm)	3.2±0.2
Distal RVD, mean (mm)	2.9±0.3
TIMI 0	77%
TIMI 2	22%
Eccentric lesion	22%
Post implantation	
TIMI III flow	100%
Slow-flow post	22%
In-scaffold MLD, mean (mm)	2.8±0.2
In-scaffold DS% (%)	3.6±3.3

OCT | Post implantation	
Lumen area, mean (mm²)	7.4±0.6
Lumen diameter, mean (mm)	3.3±0.2
In-stent area, mean (mm²)	6.4±0.6
In-stent area, min. (mm²)	5.4±0.6
In-stent area, max. (mm²)	7.2±0.7
In-stent diameter, mean (mm)	2.9±0.1
In-stent diameter, min. (mm)	2.6±0.1
In-stent diameter, max. (mm)	3.0±0.2
Malapposition (>0.4 mm, >1 mm)	0%
Malapposed distance (mm)	0.12±0.02
Edge dissection	0%

Conclusions

Acute performance and safety of Fantom BRS was confirmed in patients presenting with STEMI.